Exhibit 1.1

Choice Proposes a Full Slate of Independent, Highly Qualified Candidates for Wyndham’s Board These strong, independent leaders with significant experience and expertise will drive value for Wyndham stakeholders if elected to the Board of Directors. Barbara Bennett Founder and Principal Executive, Bennett West LLC • Spent majority of career at Discovery Communications, serving 17+ years in senior financial leadership roles • Served as President and COO of Vulcan, CFO of Digital First Media, and senate- confirmed CFO of U.S. Environmental Protection Agency • Deep executive leadership, government, corporate finance and corporate governance experience Emanuel Pearlman Founder, Chair and CEO, Liberation Investment Group • Founder, Chair and CEO of Liberation Investment Group, an investment management and consulting firm • Serves on boards of Diebold Nixdorf, Network-1 Technologies and MidCap Financial Investment Corporation • 20+ years of experience in mergers and acquisitions, corporate finance and corporate governance    Fiona Dias Former Chief Strategy Officer, ShopRunner • Held senior executive positions at ShopRunner, GSI Commerce and Circuit City Stores • Serves on boards of Anywhere Real Estate and Qurate Retail • Seasoned digital commerce consultant with hospitality, travel, leadership and corporate governance experience    Jay Shah Executive Chair, Hersha Hospitality Trust • Executive Chair (formerly CEO) of Hersha Hospitality Trust • Serves on board of HHM Hotels and Cornell University’s Dean’s Advisory Board for the School of Hotel Administration • Member of American Hotel & Lodging Association’s Board of Directors and American Hotel & Lodging Association’s Hospitality Investment Roundtable • Experienced hospitality executive with expertise in franchising, hotel management, executive leadership and corporate finance James Nelson CEO, Global Net Lease, Inc. (NYSE: GNL) • Serves as CEO of publicly traded real estate investment trust, Global Net Lease • Oversaw merger of Necessity Retail REIT and Global Net Lease in September 2023 • Serves on boards of Global Net Lease and Chewy • Previously served on board of Caesars Entertainment Corporation and was Chair of Xerox Holdings Corporation • Nearly four decades of professional experience in mergers and acquisitions, executive leadership, corporate finance and corporate governance    Nana Mensah Founder, Chair and CEO, ‘XPORTS Inc. • Founder, Chair and CEO of ‘XPORTS, a privately held food packaging and processing exporter • Previously held senior positions at Long John Silver’s, PepsiCo and KFC. • Serves on board of Darden Restaurants • Decades of experience across franchising, hospitality, mergers and acquisitions and corporate governance    Susan Schnabel Co-Managing Partner, aPriori Capital Partners • Serves as Co-Managing Partner of aPriori Capital Partners • Serves on boards of Altice USA, Kayne Anderson BDC and KKR Private Equity Conglomerate • Substantial experience in mergers and acquisitions, executive leadership and corporate finance William Grounds Principal, Burraneer Capital Advisors • Principal of Burraneer Capital Advisors, an investment advisory firm • Formerly served as COO of Infinity World Development Corp. • Led private equity real estate funds management business for Investa Property Group • Serves on boards of PointsBet Holdings and Consumer Portfolio Services and formerly served on the board of MGM Resorts International • Experienced leader in hospitality, travel, executive leadership and corporate finance SKILLS & EXPERIENCE    NUMBER OF NOMINEES Public Co. Director Public Co. Senior Leadership Operations Governance M&A Finance/Accounting Hospitality/Franchising Real Estate “These nominees are proven leaders with wide-ranging expertise across relevant industries, including deep proficiency in the hospitality and franchising sectors. We are confident the nominees’ industry, finance, governance and board experience will greatly benefit Wyndham shareholders. Most importantly, if elected, the nominees will exercise their independent judgement to serve Wyndham shareholders’ best interests, which Choice believes is to move with urgency to maximize the value that could be created for them through a combination with Choice.” Stewart W. Bainum CHAIR OF CHOICE’S BOARD OF DIRECTORS

Forward-looking Statements Information set forth herein includes “forward-looking statements”. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements include, but are not limited to, the ultimate outcome of any possible transaction between Choice and Wyndham (including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described); uncertainties as to whether Wyndham will cooperate with Choice regarding the proposed transaction; Choice’s ability to consummate the proposed transaction with Wyndham; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; Choice’s ability to finance the proposed transaction with Wyndham; Choice’s indebtedness, including the substantial indebtedness Choice expects to incur in connection with the proposed transaction with Wyndham and the need to generate sufficient cash flows to service and repay such debt; the possibility that Choice may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Wyndham’s operations with those of Choice, including the Choice rewards program; the possibility that Choice may be unable to achieve the benefits of the proposed transaction for its franchisees, associates, investors and guests within the expected timeframes or at all, including that such integration may be more difficult, time-consuming or costly than expected; that operating costs and business disruption (without limitation, difficulties in maintaining relationships with associates, guests or franchisees) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; and that the retention of certain key employees may be difficult. Such statements may relate to projections of Choice’s revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, revenue per available room, Choice’s ability to benefit from any rebound in travel demand, and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. These and other risk factors that may affect Choice’s or Wyndham’s operations are discussed in detail in the applicable company’s filings with the Securities and Exchange Commission, including the applicable company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this publication or as of the date to which they refer, and Choice assumes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Additional Information This communication relates to a proposal that Choice has made for a buThis communication relates to a proposal that Choice has made for a business combination transaction with Wyndham, the exchange offer which Choice, through WH Acquisition Corp., its wholly owned subsidiary, has made to Wyndham stockholders and the nomination of nominees for Wyndham’s 2024 Annual Meeting of Stockholders (the “Wyndham 2024 Annual Meeting”). The exchange offer is being made pursuant to a tender offer statement on Schedule TO (including the offer to exchange, the letter of election and transmittal and other related offer documents) and a registration statement on Form S-4 filed by Choice on December 12, 2023. These materials, as may be amended from time to time, contain important information, including the terms and conditions of the exchange offer. In furtherance of this proposal and subject to future developments, Choice (and, if applicable, Wyndham) may file additional registration statements, proxy statements, tender or exchange offers or other documents with the Securities and Exchange Commission (the “SEC”), including the Wyndham Annual Meeting Proxy Statement (as defined below). This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document Choice and/or Wyndham have filed or may file with the SEC in connection with the proposed transaction. This communication does not constitute an offer to buy or solicitation of This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Choice intends to file a proxy statement (the “Wyndham Annual Meeting Proxy Statement”) and accompanying BLUE proxy card with the SEC with respect to the Wyndham 2024 Annual Meeting. INVESTORS AND SECURITY HOLDERS OF CHOICE AND WYNDHAM ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, TENDER OFFER STATEMENT, PROSPECTUS (INCLUDING THE FORM S-4, OFFER TO EXCHANGE, THE LETTER OF ELECTION AND TRANSMITTAL AND OTHER RELATED OFFER DOCUMENTS EACH FILED BY CHOICE WITH THE SEC ON DECEMBER 12, 2023) AND/OR OTHER DOCUMENTS FILED WITH THE SEC INCLUDING ANY AMENDMENTS TO PREVIOUSLY FILED DOCUMENTS CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) or prospectus(es) (if and when available), including the Wyndham Annual Meeting Proxy Statement, will be mailed to shareholders of Choice and/or Wyndham, as applicable. Investors and security holders may also obtain free copies of these documents (if and when available), including the Wyndham Annual Meeting Proxy Statement, and other documents filed with the SEC by Choice through the web site maintained by the SEC at www.sec.gov, and by visiting Choice’s investor relations site at www.investor.choicehotels.com. This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Choice, its executive officers and directors, WH Acquisition Corporation, which is the wholly owned subsidiary of Choice formed to facilitate the exchange offer (“Purchaser”) and the candidates nominated by Choice for election at the Wyndham 2024 Annual Meeting (the “Choice Nominees”) may be deemed to be participants in the solicitation of proxies. You can find information about Choice and its executive officers and directors in the Annual Report on Form 10-K for the year ended December 31, 2022 filed by Choice with the SEC on March 1, 2023 and the definitive Proxy Statement on Schedule 14A filed by Choice with the SEC on April 18, 2023. You can find information about Purchaser and further information about Choice and its executive officers and directors in the registration statement on Form S-4 filed by Choice on December 12, 2023. Information about the Choice Nominees is available at www. createvaluewithchoice.com and will be included in the Wyndham Annual Meeting Proxy Statement. Additional information regarding the interests of such potential participants will be included in additional registration statements, proxy statements, tender or exchange offer documents or other documents filed with the SEC. These documents (if and when available) may be obtained free of charge from the SEC’s website at www. sec.gov and by visiting Choice’s investor relations site at www.investor. choicehotels.com.